UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2012

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA		91361
(Address of principal executive offices)		(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2012, K•Swiss Inc. (the “Company”), K-Swiss Sales Corp. (the “Guarantor”) and Bank of America, N.A. (the “Bank”) entered into the Second Amendment(the “Second Amendment”) to the Loan Agreement dated as of June 30, 2010 (as amended, the “Loan Agreement”) between the Company and the Bank. The Second Amendment amended the Loan Agreement by deducting from the borrowing limit in the Loan Agreement $1,500,000 attributable to obligations owed by the Company to the Bank in connection with treasury or cash management services provided by the Bank to the Company.

The foregoing is only a summary of the material terms of the Second Amendment, does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Loan Agreement dated as of January 24, 2012 entered into among K•Swiss Inc., K-Swiss Sales Corp. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: January 25, 2012	By:	/s/ George Powlick
George Powlick Vice President Finance, Chief Administrative Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment to Loan Agreement dated as of January 24, 2012 entered into among K•Swiss Inc., K-Swiss Sales Corp. and Bank of America, N.A.